                                                                    Exhibit 12.1

                             Six Months
                               Ended
                            September 30,          Year Ended March 31,
                            1999     1999      1998     1997     1996     1995
                         -----------------------------------------------------
[S]                      [C]       [C]        [C]      [C]      [C]      [C]
Pretax earnings from
 operations              $ 130.8     97.6      76.3     83.5     96.2     93.5

Plus: Interest expense      39.8     73.7      79.4     76.0     67.6     68.6
      Amortization of
        debt expense
        and discounts        0.2      0.3       0.3      0.1        -        -
      A portion of
        rental expense
        (1/3)               21.4     39.6      30.0     28.6     23.0     22.2
                         -------------------------------------------------------
    Subtotal (A)           192.2    211.2     186.0    188.2    186.8    184.3
                         -------------------------------------------------------
Divided by:
Fixed charges:
  Interest expense          39.8     73.7      79.4     76.0     67.6     68.6
  A portion of rental
    expense (1/3)           21.4     39.6      30.0     28.6     23.0     22.2
  Interest capitalized
    during the period        0.2      0.9       2.2      3.4      1.8      1.7
  Amortization of debt
    expense and
    discounts                0.2      0.3       0.3      0.1        -        -
                         -------------------------------------------------------
      Subtotal (B)       $  61.6    114.5     111.9    108.1     92.4     92.5

    Ratio of earnings
     to fixed charges
        (A)/(B)             3.12     1.84      1.66     1.74     2.02     1.99
                         =======================================================

     AMERCO believes that one-third of AMERCO's annual rental expense is a reasonable approximation of the interest factor of such rentals.